Alexion Appoints Francois Nader, M.D. to its Board of Directors

—Former President and CEO of NPS Pharma Brings Strong Biotech Leadership and Rare Disease Expertise—

NEW HAVEN, Conn.—November 8, 2017— Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced that Francois Nader, M.D., has been appointed to the Company’s Board of Directors. Dr. Nader is an accomplished leader in the biopharmaceutical industry with a proven track record of building and transforming companies, launching rare disease therapies, and creating significant shareholder value.

As President, Chief Executive Officer, and Executive Director of NPS Pharma from 2008 to 2015, Dr. Nader transformed the organization into a leading global biotechnology company focused on delivering innovative therapies to patients with rare diseases. Dr. Nader currently serves as non-executive chairman of Acceleron Pharma Inc. and on the boards of Advanced Accelerator Applications, SA, Clementia Pharmaceuticals Inc., and private company AaRETT Neuroscience. Prior to NPS, Dr. Nader was a venture partner at Care Capital, a venture capital firm. He previously served on the North America Leadership Team of Aventis Pharma and its predecessor companies, holding a number of executive positions in integrated healthcare markets and medical and regulatory affairs. He also led global commercial operations at the Pasteur Vaccines division of Rhone-Poulenc. Dr. Nader earned his French Doctorate in Medicine from St. Joseph University in Lebanon and a physician executive MBA from the University of Tennessee.

David Brennan, Chairman of the Board, commented, “We are very pleased to welcome Francois to Alexion’s Board of Directors. Francois is a leading value-builder in the biotechnology industry with expertise in developing and delivering innovative therapies that address significant patient needs. His strong background in rare diseases across both commercial and R&D functions will be a valuable addition to our board.”

Dr. Nader added: “Alexion is a recognized global leader in rare diseases with an exciting future as it executes on a strategy to drive sustainable, long-term performance. As a member of the Board of Directors, I look forward to applying my life sciences experience to help guide the company’s future growth and success.”

Alexion also announced today that Director M. Michele Burns has advised the Board that she does not plan to stand for re-election at the Company’s next annual meeting of shareholders. As previously announced in September 2017, Director Alvin S. Parven advised the Board that he does not plan to stand for re-election at the Company’s next annual meeting of shareholders and will retire from the Board at the 2018 annual meeting. Alexion’s Board of Directors has retained Spencer Stuart to conduct a search for an additional Director. The Board is seeking candidates who represent a range of backgrounds, perspectives, skills, and expertise, with an emphasis on maintaining a diverse Board.

About Alexion
Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the innovation, development and commercialization of life-changing therapies. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH), atypical hemolytic uremic syndrome (aHUS), and anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG). In addition, Alexion has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). As the leader in complement biology for over 20 years, Alexion focuses its research efforts on novel molecules and targets in the complement cascade, and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. This press release and further information about Alexion can be found at: www.alexion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including the risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended September 30, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

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